Exhibit 99.1

Banc One Credit Card Master Trust

Excess Spread Analysis—February 2003

Series	* 1996-A
Deal Size	$500 MM
Expected Maturity	04/15/2003

Yield	5.98%
Less: Coupon	1.42%
Servicing Fee	0.66%
Net Credit Losses	1.88%
Excess Spread:
February-03	2.02%
January-03	2.89%
December-02	3.58%
Three Month Average Excess Spread	2.83%

Delinquency:
30 to 59 Days	1.82%
60 to 89 Days	1.28%
90+ Days	2.56%
Total	5.66%

Payment Rate	11.53%

*	Yield, Net Credit Losses, and Excess Spread are skewed downward due to the calculation methodology during the accumulation period.